Transcept Pharmaceuticals and Paratek Pharmaceuticals
Sign Merger Agreement

Merger to result in NASDAQ-listed biopharmaceutical company whose lead asset is a novel Phase 3-ready, oral and intravenous antibiotic drug candidate designed to address the treatment needs of patients with serious community-acquired bacterial infections.

Upon the closing of the merger, Paratek stockholders will acquire in the aggregate approximately 89.6 percent of the outstanding capital stock of Transcept in exchange for their shares in Paratek, and Paratek will become a wholly owned subsidiary of Transcept. Transcept stockholders will retain their existing equity in Transcept for an aggregate ownership stake of approximately 10.4 percent.

Combined organization expects to be capitalized with cash and cash equivalents of between approximately $108 million and $111 million at the closing of the transaction, comprised of between approximately $15 million and $18 million of cash on hand at Transcept and Paratek and an additional approximately $93 million from a broad investor syndicate comprised primarily of new investors as well as certain existing Transcept and Paratek stockholders.

Immediately prior to the closing of the transaction, existing Transcept stockholders will receive a special dividend of cash, as well as rights to future royalties on INTERMEZZO sales, and potential proceeds from any sale of INTERMEZZO and TO-2070 assets within 24 months following closing.

Boston, Massachusetts and Pt. Richmond, California, July 1, 2014— Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT) and Paratek Pharmaceuticals, Inc., a privately-held biopharmaceutical company, announced today that they have entered into a definitive merger agreement under which the stockholders of Paratek will become the majority owners of Transcept and the operations of Transcept and Paratek will be combined. As part of the proposed transaction, new investors (including The Baupost Group, Abingworth LLP, and other institutional investors); certain Transcept stockholders (including InterWest Ventures and Roumell Asset Management); and certain Paratek stockholders (including Omega Funds, HBM Healthcare Investments and Aisling Capital) will invest approximately $93 million in the combined organization.

Glenn Oclassen, Chief Executive Officer and Chairman of the Transcept Board, commented: “Following Transcept’s recent June 3, 2014 special cash dividend of approximately $25.4 million, this transaction with Paratek reflects the continued commitment of Transcept’s Board of Directors and management team to deliver value to Transcept’s stockholders. Under the proposed transaction, Transcept’s stockholders will maintain a meaningful equity ownership stake in Transcept, which will refocus its operations as a late-stage therapeutics company with product candidates we believe possess significant commercial potential. The transaction also provides for our stockholders an additional special cash dividend and the opportunity to realize any upside potential from our INTERMEZZO and TO-2070 assets.”

Michael Bigham, Chief Executive Officer and Chairman of the Paratek Board of Directors, commented: “Antibiotic resistance continues to be a growing public health concern worldwide. This transaction provides the financial support necessary for the Phase 3 development of our lead product candidate, Omadacycline, which is an important new once daily, oral and intravenous, broad-spectrum antibiotic for serious community-acquired infections. Omadacycline was designed specifically to address the mechanisms by which bacteria develop resistance to existing antibiotics. The combined organization will have the resources to initiate and complete our planned Phase 3 registration program, as agreed with FDA per Special Protocol Assessments, for both Acute Bacterial Skin and Skin Structure Infections (ABSSSI) and Community-acquired Bacterial Pneumonia (CABP). We will also explore additional potential indications including urinary tract infections (UTI).”

In a joint statement made by Paratek’s lead investors, Richard Lim, Partner at Omega Funds and Matthias Fehr, Partner at HBM Partners, said, “This transaction establishes a well-capitalized public company within which the management of Paratek may progress its late-stage drug pipeline through its pivotal studies.  We are excited about the prospects for omadacycline to address the growing need for efficacious, safe and convenient oral and intravenous antibiotic drugs.”

About the Transaction
Paratek stockholders will receive newly issued shares of common stock of Transcept in connection with the merger contemplated by the merger agreement. Transcept will issue approximately 167.5 million new shares of its common stock to Paratek stockholders under the exchange ratio formula defined in the merger agreement. Upon the closing of the merger, existing Paratek equity holders are expected to own approximately 37.9 percent of Transcept, the persons investing in Paratek as of immediately prior to the closing of the merger are expected to own approximately 51.7 percent of Transcept, and existing Transcept equity holders are expected to own approximately 10.4 percent of Transcept, each on a fully-diluted basis. The exchange ratio is defined in the merger agreement and is subject to potential adjustments.

The merger agreement also contains further details with respect to a) the cash to be reserved for anticipated merger and holdback expenses of Transcept including patent enforcement expense obligations relating to INTERMEZZO; b) how further payments or royalty payments, if any, that are received relating to the sale of INTERMEZZO and TO-2070 assets will be disbursed to Transcept stockholders of record immediately prior to the Closing; and c) the excess cash that Transcept will distribute via an additional special cash dividend also to such Transcept stockholders of record immediately prior to the Closing.

The executive officers of Transcept will resign from their positions with Transcept upon the closing of the merger, and the executive officers of Paratek will assume their respective positions in Transcept. Paratek Pharmaceuticals, Inc. today announced that Michael F. Bigham, Partner at Abingworth LLP, has been appointed as Chairman of the Board of Directors and Chief Executive Officer. In addition, Dr. Evan Loh, Chief Medical Officer (CMO) at Paratek, has been promoted to President and CMO and will continue to serve on the Board of Directors.
Following the closing of the merger, the Board of Directors of Transcept is expected to consist of a total of seven members, two of whom will be designated by Transcept prior to the closing of the merger, and five of whom will similarly be designated by Paratek (and which will include the Chief Executive Officer of the combined organization).

The boards of directors of both Transcept and Paratek have unanimously approved the proposed transaction, which is subject to customary closing conditions, including approval by the stockholders of each of Transcept and Paratek. Transcept stockholders holding approximately 43 percent of its outstanding common stock have agreed to vote in favor of the transaction, and a majority of Paratek stockholders, have also agreed to vote in favor of the transaction. Subject to regulatory approvals and customary closing conditions, the transaction is currently expected to close during the second half of 2014.

If the transaction is consummated, Transcept’s name will be changed to Paratek Pharmaceuticals, Inc., and Transcept intends to apply to change its ticker symbol on The NASDAQ Global Market to “PRTK“.

Transcept was advised in the transaction by Leerink Partners, LLC and Paratek was advised by Ladenburg Thalmann & Co. Latham & Watkins LLP served as legal counsel to Transcept and Pepper Hamilton LLP served as legal counsel to Paratek. Cooley LLP and Ropes & Gray LLP served as legal counsels to certain investors.

About Paratek
Paratek is a biopharmaceutical company focused on the development, and commercialization of innovative antibiotics. Paratek’s lead product candidate, omadacycline, is a novel tetracycline-derived, broad-spectrum antibiotic being developed in both oral tablet and intravenous formulations for use as a first-line monotherapy antibiotic for acute bacterial skin and skin structure infections (ABSSSI), community-acquired bacterial pneumonia (CABP), urinary tract infections (UTI) and other serious community-acquired bacterial infections, particularly when antibiotic resistance is of concern to prescribing physicians. Omadacycline has received Qualified Infectious Disease Product (QIDP) designation by the U.S. Food and Drug Administration for both the oral and intravenous formulations in all three of these infectious disease categories. Omadacycline has Special Protocol Assessment agreements with the U.S. Food and Drug Administration for the phase 3 trials planned in ABSSSI and CABP.

Paratek’s second product candidate, WC 3035, is a novel tetracycline-derived compound, with dual narrow-spectrum antibacterial and potent anti-inflammatory activity, for the treatment of acne and rosacea in the community setting. Paratek has licensed rights to WC 3035 for the treatment of acne and rosacea in the United States to a subsidiary of Actavis (formerly Warner Chilcott), while retaining rights in the rest of the world. Actavis is responsible for the clinical development of WC 3035 for the treatment of acne in the United States. A phase 3 program in moderate-severe acne is expected to be initiated in the second half of 2014 for WC 3035.

About Omadacycline
Omadacycline is a novel tetracycline-derived, broad-spectrum antibiotic being developed for use as a first-line empiric monotherapy for patients suffering from serious community-acquired bacterial infections, such as ABSSSI, CABP, and other community-acquired bacterial infections, particularly when antibiotic resistance is of concern to prescribing physicians. Omadacycline was designed to provide broad spectrum activity, and possibly shorter hospital stays by allowing for the completion of therapy at home with an oral formulation, thereby potentially positioning omadacycline to become the primary antibiotic choice of physicians for the treatment of community-acquired bacterial infections. Omadacycline was designed with the following characteristics:

•    Available in both once-daily IV and oral formulations: to enable reliable step-down therapy so that a patient could be discharged from the hospital more quickly to recover at home using an oral formulation of the same antibiotic

•    Active against a broad-spectrum of bacteria, with projected coverage against nearly every type of community-acquired bacterial infection

•    Well tolerated: based on clinical studies in more than 700 patients and subjects to date the drug candidate has demonstrated a favorable safety and tolerability profile

•    Able to overcome bacterial resistance: omadacycline has demonstrated in vitro and in vivo activity against a wide spectrum of common bacterial pathogens resistant to currently used antibiotics.

About Transcept
Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience.  Trancept’s remaining product development candidate is TO-2070, a novel rapidly absorbed treatment for acute migraine incorporating dihydroergotamine (DHE) as the active drug, which Transcept has developed through the completion of preclinical safety studies but has not initiated a Phase 1 human pharmacokinetic study.  Transcept developed

Intermezzo® from concept to its approval by the FDA in 2011.  Purdue holds commercialization and development rights for Intermezzo in the United States.  For further information about Transcept, please visit www.transcept.com.  For information about Intermezzo, please visit www.MyIntermezzo.com.

Safe Harbor

Additional Information about the Merger and Where to Find It
In connection with the merger, Transcept and Paratek intend to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Transcept and Paratek are urged to read these materials when they become available because they will contain important information about Transcept, Paratek and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Transcept with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Transcept by directing a written request to: Transcept Pharmaceuticals, Inc., 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation
Transcept and its directors and executive officers and Paratek and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Transcept in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Transcept is also included in Transcept Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 14, 2014. This document is available free of charge at the SEC web site (www.sec.gov) and from Investor Relations at Transcept at the address described above.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing and completion of our merger with Paratek, including any dividend in connection therewith; our continued listing on NASDAQ after the merger; our expectations regarding the capitalization, resources and ownership structure of the combined organization; the timing and nature of the planned equity investment and bridge loan in connection with the merger; possible future royalties on INTERMEZZO sales and potential proceeds from any sale of INTERMEZZO and TO-2070 assets; the nature, strategy and focus of the combined organization; the development and commercial potential of any product candidates, including Omadacycline; the executive and board structure of the combined organization; and expectations regarding voting by Transcept and Paratek stockholders. Transcept and/or Paratek may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including the risks described in the "Risk Factors" section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

Conference Call Information
A conference call and webcast will be held on July 1, 2014, 8am ET to be led by Dr. Loh and Mr. Oclassen, to discuss the proposed transaction.
Dial-in (U.S.): (877) 638-4558
Dial-in (International): (914) 495-8537
The webcast can be accessed on the Investors page of the Transcept website at www.transcept.com and will be available for replay until close of business on September 30, 2014.

Contacts:
Paratek Pharmaceuticals, Inc.
Evan Loh
President and Chief Medical Officer
(617) 275-0040 x223
eloh@Paratekpharm.com

Transcept Pharmaceuticals, Inc.
Leone Patterson
Vice President, Chief Financial Officer
(510) 215-3500
lpatterson@transcept.com